EXHIBIT (4) (a)(1)

CONTRACT SPECIFICATIONS

CONTRACT NUMBER: [xxxxxxxxx]

OWNER: ISSUE AGE: DATE OF BIRTH:	[John Doe] [33] [01/01/1985]	[JOINT OWNER: ISSUE AGE: DATE OF BIRTH:	[Jane Doe] [38] [01/01/1980]]

ANNUITANT: ISSUE AGE: DATE OF BIRTH:	[John Doe] [33] [01/01/1985]	[JOINT ANNUITANT: ISSUE AGE: DATE OF BIRTH:	[Jane Doe] [38] [01/01/1980]]

CONTRACT TYPE: [Non-Qualified, Traditional IRA, Roth IRA or SEP IRA]

ISSUE DATE:	[9/01/2018]

ISSUE STATE:	[]

INSURANCE DEPARTMENT CONTACT INFORMATION:

[State Department of Insurance (xxx) xxx-xxxx]

VARIABLE ACCOUNT:  [Delaware Life Variable Account F]

PURCHASE PAYMENTS:

INITIAL PURCHASE PAYMENT:	[$]
MINIMUM SUBSEQUENT PURCHASE PAYMENT AMOUNT:	[$]
MAXIMUM AGE FOR SUBSEQUENT PURCHASE PAYMENTS	[]
MAXIMUM PURCHASE PAYMENTS:	[$]

WITHDRAWAL CHARGES:

Withdrawal Charge Period: [] Years

    Table of Withdrawal Charge Rates by Completed Years Since Purchase Payment:

0	1	2	3	4	5	6	7
[%]	[%]	[%]	[%]	[%]	[%]	[%]	[%]

FREE WITHDRAWAL PERCENTAGE:	[%]
MINIMUM CONTRACT VALUE:	[$]

ICC18-VATRAD-SP-01	[3-A]

EXHIBIT (4) (a)(1)

GUARANTEE PERIODS:

[INITIAL GUARANTEE PERIOD(S)	[]]
[GUARANTEED INTEREST RATE	[]]
MINIMUM GUARANTEE PERIOD AMOUNT	[$ ]
MINIMUM GUARANTEED INTEREST RATE	[%]

TRANSFER RESTRICTIONS:

MAXIMUM TRANSFER FEE	[$]
MAXIMUM NUMBER OF TRANSFERS PER
CONTRACT YEAR	[]

CHARGES:

TOTAL ANNUAL ASSET CHARGE	[%]

ANNUAL CONTRACT FEE:	[$]
MINIMUM CONTRACT VALUE FOR WAIVER OF ACCOUNT FEE [$]

ANNUITY INCOME DATE	[02/01/2085]

SETTLEMENT OPTIONS:

MINIMUM ANNUITY PURCHASE AMOUNT	[$]
MINIMUM MODAL ANNUITY PAYMENT	[$]

ENDORSEMENTS:

[Traditional/ROTH/Individual Retirement Annuity Endorsement]

[Nursing Home Waiver Endorsement

Nursing Home Waiver Endorsement Eligibility Date: [9/01/2019]]

[Terminal Illness Waiver Endorsement

Terminal Illness Waiver Endorsement Eligibility Date: [9/01/2019]]

ICC18-VATRAD-SP-01	[3-B]

EXHIBIT (4) (a)(1)

Allocation of Initial Purchase Payment:

[	%

%

%

%]

ICC18-VATRAD-SP-01	[3-C]

EXHIBIT (4) (a)(1)

Available Investment Options:

The above represent a complete list of Investment Options available as of the Issue Date.

Delaware Life Insurance Company reserves the right to change the available Investment Options at any time. In addition, the election of a Rider under this contract may impose limits on allocations to Investment Options.

ICC18-VATRAD-SP-01	[3-D]